EXHIBIT 5.1
                                                                     -----------


                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000



(212) 373-3000


(212) 757-3990



                                            September 20, 2005



Williams Scotsman International, Inc.
8211 Town Center Drive
Baltimore, Maryland 21236

Dear Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Williams Scotsman International, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested by the Company to render this opinion relating to 4,347,690 shares of Common Stock, par value $0.01 per share of the Company (the "Shares") registered for issuance under the Registration Statement. Of the Shares, 2,331,772 shares are reserved for issuance under the Scotsman Holdings, Inc. 1994 Employee Stock Option Plan (the "1994 Plan"), 1,335,774 shares are reserved for issuance under the Scotsman Holdings, Inc. 1997 Employee Stock Option Plan (the

"1997 Plan"),) and 680,144 shares are reserved for issuance under the Scotsman Holdings, Inc. 2003 Employee Stock Option Plan (the "2003 Plan", together with the 1994 Plan and the 1997 Plan, the "Stock Plans").

         In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1.       the Registration Statement;

         2. the Stock Plans and certain option agreements relating to options to purchase shares of Common Stock granted under the Stock Plans;

         3. the form of the Amended and Restated Certificate of Incorporation of the Company, incorporated by reference as Exhibit 4.3 to the Registration Statement; and

         4. the form of the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 4.5 to the Registration Statement.

         In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

         In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

         Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that when issued in accordance with the terms of the Stock Plans and any applicable stock option or other agreements under the Stock Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

         We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                          Very truly yours,



                               /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP